Exhibit 99.1

SELECT INTERIOR CONCEPTS GAINS FOOTHOLD IN SOUTHEAST WITH ACQUISITION OF INTOWN DESIGN

- Expands Geography and Channel Strength in High-Growth Markets -

Atlanta, Georgia – March 5, 2019 – Select Interior Concepts, Inc. (NASDAQ: SIC), a premier installer and nationwide distributor of interior building products, today announced the acquisition of Intown Design (“Intown”), an installer of residential and light commercial countertops and cabinets with annualized sales of approximately $20 million.

Founded in 1999, Intown fabricates and installs granite, marble and quartz countertops in Alabama, Georgia, North Carolina, South Carolina, and Tennessee, and installs cabinets in Georgia. Intown operates three facilities in Atlanta, GA and one facility in Charlotte, NC, serving both residential and commercial customers in new-construction and repair & remodel end markets.  The acquisition increases the footprint of the Company’s Residential Design Services (“RDS”) segment to 35 locations across the United States.

Tyrone Johnson, Chief Executive Officer of Select Interior Concepts, stated, “The addition of Intown marks the entry of RDS into the Southeast and expands the segment’s geographic reach to 11 states, while further diversifying our geographic mix and channel strength. The Southeast features a number of high-growth markets, where we now have enhanced opportunities to combine Intown’s strong product breadth with RDS’s flooring expertise.  Since December 2018, RDS has added approximately $90 million of annualized revenue through acquisitions of premier installers in the Eastern U.S., which positions this segment for solid growth in 2019. With our scalable platform, we expect to continue expanding and solidifying the premier market positions of our above-industry margin business.”

Don Zahnle, owner of Intown, said, “We have served as a premier provider of countertops and cabinets to designers, builders, contractors and homeowners throughout the Southeast over the past 20 years. Our customers choose us for our experience, professionalism and wide range of product selections. We look forward to combining our customer base and global supply network with Select Interior Concepts to accelerate the growth of our high-quality operation.”

Payment at closing to owners of Intown including transaction costs was approximately $11 million in cash.  Owners of Intown also have the ability to earn future additional payments, subject to achieving certain performance metrics in 2019.

About Select Interior Concepts

Select Interior Concepts is a premier installer and nationwide distributor of interior building products with leading market positions in highly attractive markets. The Residential Design Services segment provides integrated design, sourcing and installation solutions to customers, in the selection of a broad array of interior products and finishes, including flooring, countertops, window treatments, and related interior items. The Architectural Surfaces Group segment distributes natural and engineered stone through a national network of distribution centers and showrooms under proprietary brand names such as AG&M, Modul and Pental. For more information, visit: http://www.selectinteriorconcepts.com.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements, which include statements about the anticipated benefits of the Intown acquisition, are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events. Forward-looking statements are subject to risks, uncertainties, and other factors that may cause the Company’s actual results, level of activity, performance, or achievement or benefits from the Intown acquisition to be materially different from the results or plans expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors may include those discussed and described in the Company’s final prospectus filed pursuant to Rule 424(b)(3) under the Securities Act, as amended, filed with the U.S. Securities and Exchange Commission on August 16, 2018 (Registration No. 333-226101) under the captions “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and in the other reports filed subsequently by the Company with the SEC. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Media Inquiries

Janelle Joseph

(646) 818-9119

Pro-select@prosek.com

Investor Relations:

Rodny Nacier

(470) 548-7370

IR@selectinteriorconcepts.com